SUBSIDIARIES OF PRAXAIR, INC.
Praxair, Inc. and Subsidiaries
EXHIBIT 21.01

The following is a list of the Company's subsidiaries, including unconsolidated affiliates, as of December 31, 2012.

Place of Incorporation
3058581 Canada Inc.	Canada
Acetylene Oxygen Company	Texas
AMKO Service Company	Ohio
Andaluza de Gases S.A.	Spain
Antwerpse Chemische Bedrijven (LCB) N. V.	Belgium
Asistencia Technologica Medioambiental, S.A.	Spain
Beijing Praxair Huashi Carbon Dioxide Co., Ltd.	China
Beijing Praxair, Inc.	China
Carbonorte S.L.	Spain
Coatec Gesellschaft für Oberflächenveredelung mbH	Germany
Consultora Rynuter S.A.	Uruguay
Dablioeme Participacoes Ltda	Brazil
Distribuciones Invegas SCA	Venezuela
Domolife S.r.l.	Italy
Dryce Italia S.r.l.	Italy
Ferrygas, S.A.	Spain
Gases de Ensenada S.A.	Argentina
Gases Tachira S.A.	Venezuela
GNC Matco Compressco de Gus Natural Ltda.	Brazil
GNL Gemini Comercializacao e Logistica de Gas Ltda.	Brazil
Grenslandgas G.m.b.H.	Germany
Helium Centre Pte. Ltd.	Singapore
Iberica del Carbonico S.A. (Ibercasa)	Spain
Industria Paraguaya de Gases S.r l	Paraguay
Industria Venezoelana de Gas INVEGAS, S.C.A.	Venezuela
Ingemedical Ltda.	Colombia
Jindal Praxair Oxygen Company Private Limited	India
Kelvin Finance Company Limited	Ireland
Kirk Welding Supply Inc.	Missouri
Kosmoid Finance	Ireland
Kunshan Praxair Co., Ltd.	China
Legault Gaz et Soudure Ltee	Quebec
Limited Liability Company Argon Service	Russia
Limited Liability Company Praxair Rus	Russia
Limited Liability Company Praxair Volgograd	Russia
Liquid Carbonic Corporation	Delaware
Liquid Carbonic del Paraguay S.A.	Paraguay
Liquid Carbonic of Oklahoma, Inc.	Oklahoma
Liquido Carbonico Colombiana S.A.	Colombia
Liquidos Cryogenicos Panamenos, S.A.	Panama
Malaysian Industrial Gas Company Sdn. Bhd.	Malaysia
Mills Welding & Speciality Gases, Inc.	New York
Nitraco N.V.	Belgium

Nitropet, S.A. de C.V.	Mexico
Old Danford S.A.	Uruguay
OOO Volzhsky Azot	Russia
Oxigeno del Norte S.A.	Spain
Oxigenos Camatagua, C. A.	Venezuela
Oxigenos de Colombia Ltda.	Colombia
Oximesa S.L.	Spain
Oxygene Industriel Girardin, Inc.	Canada
Pittsburg Production, LLC	Delaware
PortaGas, Inc.	Texas
Praxair & M.I. Services, S.r.l.	Italy
Praxair (Anhui) Industrial Gases Co., Ltd.	China
Praxair (China) Investment Co., Ltd.	China
Praxair (Guangzhou) Industrial Gases Co., Ltd.	China
Praxair (Hainan) Indusrial Gases Co., Ltd.	China
Praxair (Huizhou) Industrial Gases Limited	China
Praxair (Jiaxing) Industrial Gases Co., Ltd.	China
Praxair (Nanjing) Carbon Dioxide Co., Ltd.	China
Praxair (Shanghai) Co., Ltd.	China
Praxair (Shanghai) Industrial Gases Co., Ltd.	China
Praxair (Shanghai) Semiconductor Gases Co., Ltd.	China
Praxair (Thailand) Company Limited	Thailand
Praxair (Wuhan), Inc.	China
Praxair (Yangzhou) Application Technology Co., Ltd.	China
Praxair (Zhengjing) Industrial Gas Co. Ltd.	China
Praxair Alberta Ltd.	Alberta
Praxair Anlagebau GmbH	Germany
Praxair Argentina S.R.L.	Argentina
Praxair Asia, Inc.	Delaware
Praxair Bahrain B.S.C.	Kingdom of Bahrain
Praxair B.V.	Netherlands
Praxair Bolivia Srl	Luxembourg
Praxair Canada Inc.	Canada
Praxair Carbondioxide Private Limited	India
Praxair Chemax Semiconductor Materials Co. Ltd.	Taiwan
Praxair Chile Ltda.	Chile
Praxair Colonia Limitada	Uruguay
Praxair Consultoria y Administracion S de RL de CV	Mexico
Praxair Costa Rica, S.A.	Costa Rica
Praxair Deutschland GmbH	Germany
Praxair Deutschland Holding GmbH & Co. KG	Germany
Praxair Distribution Mid-Atlantic, LLC	Delaware
Praxair Distribution Southeast, LLC	Delaware
Praxair Distribution, Inc.	Delaware
Praxair do Brasil Ltda.	Brazil
Praxair E-Services Private Limited	India
Praxair Employees Association of Danbury, Inc.	Connecticut
Praxair Energy Resources, Inc.	Delaware
Praxair España, S.L.	Spain

Praxair Euroholding, S. L.	Spain
Praxair Fray Bentos S.C.A.	Uruguay
Praxair Gases Industriales Ltda	Columbia
Praxair Gulf Industrial Gases LLC	Abu Dhabi
Praxair Holding Latinoamerica (Sarl)	Luxembourg
Praxair Holdings International, Inc.	Delaware
Praxair Huayi (Chongqing) Industrial Gases Co. Ltd.	China
Praxair Hydrogen Supply, Inc.	Delaware
Praxair India Private Limited	India
Praxair International BV	Netherlands
Praxair International Finance	Ireland
Praxair Investments B.V.	Netherlands
Praxair K.K.	Japan
Praxair Korea Company, Limited	Korea
Praxair Latin America Holdings LLC	Delaware
Praxair Luxembourg Finance S.a.r.l.	Luxembourg
Praxair Luxembourg S.a.r.L.	Luxembourg
Praxair Meishan (Nanjin) Industrial Gases Co., Ltd.	China
Praxair Mexico, S. de R.L. de C.V.	Mexico
Praxair Middle East Holding Company	Delaware
Praxair MRC S.A.S.	France
Praxair N.V.	Belgium
Praxair Pacific Ltd.	Mauritius
Praxair Partnership	Delaware
Praxair PC Partnership	Canada
Praxair Peru S.R.L.	Peru
Praxair PHP S.A.S.	France
Praxair Plainfield, Inc.	Delaware
Praxair Portugal Gases S.A.	Portugal
Praxair Puerto Rico B. V.	Netherlands
Praxair Puerto Rico LLC	Delaware
Praxair Republica Dominicana, SRL	Dominican Republic
Praxair Samara LLC	Russia
Praxair S.A.S.	France
Praxair-SenVac GmbH	Germany
Praxair S.r.l.	Italy
Praxair S.T. Technology, Inc.	Delaware
Praxair Services (UK) Limited	United Kingdom
Praxair Services Canada Inc.	Ontario
Praxair Services, Inc.	Texas
Praxair Shanghai Meishan Inc.	China
Praxair Shaogang Co., Ltd.	China
Praxair Surface Technologies (Changzhou) Co. Ltd.	China
Praxair Surface Technologies (Europe) S.A.	Switzerland
Praxair Surface Technologies Co., Ltd.	Korea
Praxair Surface Technologies do Brasil Ltda.	Brazil
Praxair Surface Technologies G.m.b.H.	Germany
Praxair Surface Technologies K.K.	Japan
Praxair Surface Technologies Limited	United Kingdom

Praxair Surface Technologies Pte. Ltd.	Singapore
Praxair Surface Technologies S.A.S.	France
Praxair Surface Technologies, Inc.	Delaware
Praxair Switzerland GmbH	Switzerland
Praxair Technology, Inc.	Delaware
Praxair UK Limited	United Kingdom
Praxair Uruguay Ltda.	Uruguay
Production Praxair Canada Inc.	Canada
Productos Especiales Quimicos, S.A. de C.V.	Mexico
Quality Welding Supply Corp.	New York
Recuperadora Integral de Nitrogeno SAPI	Mexico
Rivoira S.p.A.	Italy
Rivoira Siad Servizi S. Con S.A.R.L.	Italy
S.B.S. Bakeware Technologies S.L.	Spain
Sauerstoff und Stickstoffrohrleitungs	Germany
Sermatech International Canada Corp.	Delaware
Sermatech International Canada GP LLC	Delaware
Sermatech International UK Limited	United Kingdom
Sermatech Korea Ltd.	Korea
Sermatech Power Solutions L.P.	New Brunswick
Shanghai Chemical Industry Park Industrial Gases Co., Ltd.	China
Shanghai Praxair-Yidian Inc.	China
Sinopal Pte. Ltd.	Singapore
Sociedade Portuguesa de Oxigenio Ltda.	Portugal
South Texas Chlorine, Inc.	Texas
Specialty Gases of America, Inc.	Ohio
Sure/Arc Welding Supply (1977) Ltd.	Canada
TAFA Incorporated	Delaware
Texas Welders Supply Company, Inc.	Texas
Tianjin Praxair, Inc.	China
Tongling Praxair Co., Ltd.	China
Topaz Consultora S.A.	Uruguay
Vision Energy Group LLC	Oklahoma
Welco-CGI Gas Technologies, LLC	Delaware
Weld World, Inc.	Maryland
Westair Cryogenics Company	Delaware
Westair Cryogenics Holding Company	Delaware
Westair Gas and Equipment, L.P.	Texas
White Martins e White Martins Comércio e Serviços SARL	Luxembourg
White Martins Gas Natural Ltda	Brazil
White Martins Gases Industriais do Nordeste S.A.	Brazil
White Martins Gases Industriais do Norte S.A.	Brazil
White Martins Gases Industriais Ltda.	Brazil
White Martins Participacoes Ltda	Brazil
White Martins Solucoes Ambientais Ltda	Brazil
White Martins Steel Gases Industrials Ltda.	Brazil
WM Servicos de Lavanderia Industrial Ltda	Brazil
WM Transporte de Gases Ltda	Brazil
Yara Praxair AB	Sweden

Yara Praxair A/S	Denmark
Yara Praxair AS	Norway
Yara Praxair Holding AS	Norway
Yara Praxair Holding Danmark A/S	Denmark